WARRANT PURCHASE AGREEMENT

Composite Technology Corporation
2026 McGaw Avenue
Irvine, CA 92614

Ladies & Gentlemen:

This Warrant Purchase Agreement (the "Agreement") is made as of April 12, 2010 (the “Closing Date”) by and between Composite Technology Corporation, a Nevada corporation, with its principal place of business at 2026 McGaw Avenue, Irvine, CA 92614 (the “Company”), and Partners For Growth II, L.P., a Delaware limited partnership  (“Purchaser”).

1.           Authorization and Purchase of the Warrants.

(A)  Authorization of the Warrants.  As of the Closing Date,  the Company's Board of Directors has authorized the issuance by the Company and the sale to the Purchaser of a two warrants (the “Warrants”) to purchase 10,000,000 shares in the aggregate of the Company’s Common Stock (OTC:CPTC), all as more fully described, and subject to the conditions set forth below and in the forms of Warrants annexed hereto as Exhibit 1.  The Company securities issuable upon exercise of the Warrants are herein referred to as the “Warrant Stock,” and the Warrants and the Warrant Stock are sometimes together referred to as the “Securities.”

(B)  Purchase of Warrant.  Subject to the terms and conditions set forth below and in the Warrants, the Company shall issue to Purchaser the Warrant in consideration of the payment of $4,834 and $1,374, respectively, which the parties agree is fair consideration for the Warrants.

2.           The Closing. The closing of the purchase and sale of the Warrants to Purchaser (the “Closing”) shall be held at the offices of Partners for Growth II, L.P., 180 Pacific Avenue, San Francisco, CA 94111, or at such other location as may be mutually agreed upon by the parties hereto.  On the Closing Date, the Company shall deliver to Purchaser the Warrants registered in the name of Purchaser.

3.           Representations, Warranties and Covenants of the Company.  The Company represents and warrants to, and covenants with, the Purchaser that:

(A)   Corporate Power; Authorization.  The Company has all requisite corporate power and has taken all requisite corporate action to execute and deliver each of this Agreement and the Warrants, to sell and issue the Securities and to carry out and perform all of its obligations hereunder and thereunder. Each of this Agreement and the Warrants has been duly authorized, executed and delivered on behalf of the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally.  The person executing this Agreement and the Warrants is a duly authorized officer of the Company with all necessary legal authority to bind the Company generally and with the specific legal authority to cause the Company to enter into this Agreement and to execute and deliver the Warrants.

(B)  Validity of Securities.  The Warrants, when sold against the consideration therefor as provided therein, will be validly authorized, issued and fully paid.  The issuance and delivery of the Warrants are not subject to preemptive or any similar rights of the stockholders of the Company (which have not been duly waived) or any liens or encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws; and when the Warrant Stock is issued upon exercise and in accordance with the terms of the Warrants, and such Warrants are converted into Warrant Stock, such securities will be, at each such issuance, validly issued and outstanding, fully paid and nonassessable, in compliance with all applicable securities laws and free of any liens or encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(C)  Capitalization. The authorized capital stock of the Company consists of 605,000,000. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, there are: (1) 5,000,000 shares of Preferred Stock, par value $0.001 each, authorized, none of which are issued or outstanding; (2) 600,000,000 shares Common Stock, par value $0.001 each, authorized, of which approximately 288,269,660 shares are issued and outstanding; and (3) warrants to purchase 14,055,001 shares of Common Stock. As of the date hereof, the Company has reserved a total of 39,000,000 shares of its Common Stock for issuance under its 2002 Plan and a total of 25,000,000 shares of its Common Stock for issuance under its 2008 plan and of which a total of 28,396,797 shares are reserved for issuance upon exercise of all currently existing and outstanding options. A true, correct and current copy of the Company’s current Articles of Incorporation is set forth in Schedule B hereto. Except as specified in this Agreement, there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities.  Schedule C hereto sets forth a capitalization table of the Company which is true, correct, materially accurate (as to public float) and complete as of the date hereof.

(D)  No Conflict. The execution and delivery of this Agreement and the Warrants do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of its Articles of Incorporation or Bylaws, as amended, or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which would have a material adverse effect on the Company or materially impair or restrict its power to perform its obligations as contemplated hereby or thereby.

(E)  Governmental and other Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person or entity is required on the part of the Company in connection with the execution, delivery and performance of this Agreement and the  issuance, sale and delivery of the Warrants and the Warrant Stock, except such filings as shall have been made prior to and shall be effective on and as of the date hereof. All stockholder consents required in connection with issuance of the Warrants and Warrant Stock have either been obtained by Borrower or no such consents are required.

(F)  Authorized and Unissued Shares of Common Stock. During the period within which the Warrants may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the Warrants, a sufficient number of authorized but unissued shares of Common Stock when and as required to provide for the exercise of the rights represented by the Warrants.

(G)  Exempt from Registration. Assuming the accuracy of the representations and warranties of the Purchaser in Section 4 hereof, the offer, sale and issuance of the Warrants and the Warrant Stock will be exempt from the registration requirements of the Securities Act pursuant to 506 of Regulation D under the Securities Act and from the registration and qualification requirements of applicable state securities laws.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of Securities to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act.

(H)  Reporting Obligations. Borrower is and will remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and  (i) has filed and will file all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the initial issuance of any Notes,  other than Form 8-K reports; and (ii) has submitted and will submit electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T, during the 12 months preceding such sale (a “Reporting Issuer”). Without limiting the foregoing, if the Company ceases to timely file periodic reports under the Exchange Act, the Company shall from time to time promptly provide a copy of its most recent annual, quarterly and other interim reports to Purchaser.

(I) Non-Public Information. The Company will publicly disclose the terms of this Agreement on Form 8-K under the Exchange Act (without including it as an exhibit thereto) promptly following the date hereof. At any time and from time to time, the Company shall comply with Purchaser’s instructions regarding delivery of information that Purchaser may be entitled to receive under the Loan and Security Agreement of even date herewith among Purchaser, the Company and certain of the Company’s affiliates.

(J)  Delivery of Information; Accuracy.  The Company acknowledges its delivery of certain Representations and Warranties dated April 12, 2010 (the “Representation Letter”), to the Purchaser, which Representations and Warranties form the basis for the Purchaser purchasing the Warrants. The information contained in Part B of the Representation Letter and all documents, instruments and other information delivered to the Purchaser in connection therewith are true, correct, accurate and complete in all material respects.

(K)  Legends.  Assuming no changes in the securities laws applicable to resales of restricted securities by non-affiliates that would prohibit the same, and so long as PFG is not then an Affiliate, the Company shall remove any restrictive securities legends on Warrant Stock resulting from exchange of the Warrants six (6) months following the issuance of the Warrants.

4.           Representations and Warranties of Purchaser.  Purchaser hereby represents and  warrants to the Company as of the Closing Date as follows:

(A)  Investment Experience.  Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act, and was not organized for the specific purpose of acquiring the Securities.  Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

(B)  Investment Intent.  Purchaser is purchasing the Warrants for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.  Purchaser understands that the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

(C)  Authorization.  Purchaser has all requisite power and has taken all requisite action to execute and deliver each of this Agreement and to carry out and perform all of its obligations hereunder.  This Agreement has been duly authorized, executed and delivered on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency,  reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally.  The consummation of the transactions contemplated herein and the fulfillment of the terms herein will not result in a breach of any of the terms or provisions of Purchaser's partnership agreement or other relevant organizational documents.

(D)  Broker-Dealer; No General Solicitation.  Purchaser is not required to be registered as a broker dealer under Section 15 of the Exchange Act.  Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or to Purchaser’s knowledge, any general solicitation or advertisement.

5.   Restrictions on Transfer of Securities; Registrable Securities.  The restrictions on transfer of the Securities are as set forth in the Warrants.

6.   Miscellaneous.

(A)  Waivers and Amendments.  This Agreement and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

(B)  Governing Law; Venue.  This Agreement and the Warrants shall each be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without regard to conflict of laws.  The parties each irrevocably submit to the exclusive jurisdiction of the U.S. state and federal courts located in San Francisco, California in connection with any dispute arising under this Agreement or the Warrants.

(C)  Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Company or Purchaser and the Closing.

(D)  Successors and Assigns.  The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (specifically including any person that becomes a holder of a Warrant through transfer thereof from the Purchaser, and any other successors in interest to the Securities).  In the event of any merger, consolidation or acquisition involving the Company in which the Company is not the surviving entity, the Company's obligations hereunder and under the Warrants shall be expressly or by operation of law assumed by the surviving entity.

(E)  Entire Agreement; Construction.  This Agreement and the Warrants constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.  In the event of any conflict between the terms of this Agreement and the terms of the Warrants (including any Schedule attached thereto), the terms of the Warrants shall prevail.  The term “$” or “dollars” means United States dollars; the term “including” means “including without limitation”; “days” means business days in the United States.  Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement or the Warrants.

(F)  Notices, etc.  Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by personal service, facsimile, courier service promising overnight delivery or registered or certified mail, return receipt requested, postage prepaid, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

     if to Purchaser, at

Partners for Growth II, L.P.
180 Pacific Avenue
San Francisco, California 94111
Attention:  Lorraine Nield
Fax:  (415) 781-0510

with a copy to

Benjamin Greenspan
Greenspan Law Office
620 Laguna Road
Mill Valley, CA 94941
Fax: (415) 738-5371
Email: ben@greenspan-law.com

     or

     if to the Company, at

Composite Technology Corporation
2026 McGaw Avenue
Irvine, CA 92614
Attn: DJ Carney, CFO
Fax:   ***
Email: ***

     with a copy to:

Richardson Patel LLP
Attn: Ryan Hong
10900 Wilshire Boulevard
Suite 500
Los Angeles, California 90024-6525
Facsimile: (310) 208-1154
Email: rhong@richardsonpatel.com

or in any case at such other address as Purchaser or the Company shall have furnished to the other in writing. The term “notify” means to give notice in writing as specified above.

*** Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

(G)  Severability of this Agreement.  If any provision of this Agreement shall be  judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(H)  Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference and shall not, by themselves, determine the construction of this Agreement.

(I)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

PARTNERS FOR GROWTH II, L.P.

________________________________
By:  _________________, Manager of
Partners for Growth II, LLC, its General
Partner

AGREED AND ACCEPTED,
as of the date first above written:

By:
Its:

Signature Page to Warrant Purchase Agreement

Schedule A – Exceptions to Representations and Warranties

Schedule B – Restated Certificate

Schedule C - Capitalization Table

Exhibit 1 - Form of Warrant